EXHIBIT 10.19

LOCK-UP AND LEAK-OUT AGREEMENT

LOCK-UP AND LEAK-OUT AGREEMENT (the “Agreement”), made as of June 28, 2006, by and between CHINA MEDIA NETWORKS INTERNATIONAL, INC. (the “Company”) and JOHN HALLAL (the “Securityholder”).

WITNESSETH:

WHEREAS, on the date hereof the Company and Vicis Capital Master Fund (“Vicis”) are consummating a new $2,000,000 secured convertible debenture financing (the “Convertible Debt Financing”);

WHEREAS, the Securityholder is the holder of record of 3,724,800 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”);

WHEREAS, the Shares will be registered for resale pursuant to a registration statement on Form SB-2 (or similar form) to be filed by the Company with the Securities and Exchange Commission; and

WHEREAS, as a condition to the consummation of the Convertible Debt Financing, the Company and Vicis have required that the Securityholder agree to refrain from certain sales of the Shares and other securities of the Company, and the Securityholder has agreed to so refrain, pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Securityholder hereby agrees as follows:

1. General Lock-Up of Securities. Subject to the provisions of Section 2 hereof and the last sentence of this Section 1, and subject in all events to the consummation of the Convertible Debt Financing, during the period commencing on the closing date (if any) of the Convertible Debt Financing and ending on the second anniversary of such closing date (such two (2) year period is referred to herein as the “Lock-Up Period”), the Securityholder shall not (a) sell, transfer, assign, offer, pledge, contract to sell, transfer or assign, sell any option or contract to purchase, purchase any option or contract to sell, transfer or assign, grant any option, right or warrant to purchase, or otherwise transfer, assign or dispose of, directly or indirectly, any of (1) the Shares or (2) any other securities of the Company now held or hereafter acquired by the Securityholder (all such securities, the “Locked-Up Securities”), or (b) enter into any swap or other arrangement that transfers or assigns to another person or entity, in whole or in part, any of the economic benefits, obligations or other consequences of any nature of ownership of the Locked-Up Securities, whether any such transaction is to be settled by delivery of the Locked-Up Securities in cash or otherwise. Each of the transactions referred to in the foregoing clauses (a) and (b) is referred to herein individually as a “Sale” and collectively as “Sales.” Notwithstanding the restrictions set forth in this Section 1, during the Lock-Up Period the Securityholder shall be permitted to transfer Locked-Up Securities to transferees for estate planning purposes, so long as any such transferee signs a written instrument satisfactory to the Company in its sole discretion evidencing such transferee’s agreement to be bound by the provisions of this Agreement with respect to the Locked-Up Securities so transferred.

2. Leak-Out Rights. Notwithstanding the provisions of Section 1 hereof, but subject to the provisions of Section 3 hereof, during the Lock-Up Period the Securityholder shall have the right to consummate Sales of Shares constituting Locked-Up Securities, so long as the Common Stock trades at a publicly reported per share price of at least $1.50 (subject to proportionate adjustment in the event of any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event affecting the Common Stock occurring after the date of this Agreement) during each day of the thirty (30) consecutive trading days prior to the applicable intended date of Sale by the Securityholder, as follows:

(a) during the first year of the Lock-Up Period, the Securityholder shall have the right to consummate Sales of up to an aggregate of ten percent (10%) of such Locked-Up Securities; and

(b) during the second year of the Lock-Up Period, the Securityholder shall have the right to consummate Sales of up to an aggregate of ten percent (10%) of such Locked-Up Securities.

3. Other Lock-Up and Leak-Out Agreements. The Company and the Securityholder agree and acknowledge that on or about the date hereof the Company and certain other persons or entities (the “Other Securityholders”) are entering into separate Lock-Up and Leak-Out Agreements. Notwithstanding anything to the contrary contained herein, the Securityholder shall be permitted to transfer Locked-Up Securities without restriction and be relieved of his obligations under Section 1 hereof in the event and to the extent that any Other Securityholder is relieved of such Other Securityholder’s obligations under Section 1 of the applicable Lock-Up and Leak-Out Agreement between the Company and such Other Securityholder, on substantially the same terms and conditions as such Other Securityholder is so relieved of such obligations, and the Company shall provide the Securityholder with prompt written notice of any such relief from such obligations.

4. Notice of Sales; Legend.

(a) As promptly as possible on the same day that the Securityholder consummates any Sale of Locked-Up Securities during the Lock-Up Period under the provisions of Sections 2(a) and (b) hereof, the Securityholder shall notify the Company of such Sale.

(b) Each of the Locked-Up Securities shall bear a legend substantially as follows:

“The securities represented by this certificate are subject to certain restrictions set forth in that certain Lock-Up and Leak-Out Agreement, dated as of June 28, 2006, as may be amended or modified from time to time, by and between China Media Networks International, Inc. and the holder thereof.”

5. Equitable Remedies. The Securityholder acknowledges and agrees that the Company’s remedy at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of this fact, in the event of a breach or threatened breach by the Securityholder of any of the provisions of this Agreement it is agreed that, in addition to its remedy at law, the Company shall be entitled, without posting any bond, to equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including, without limitation, issuing stop transfer instructions to the Company’s transfer agent in connection with any purported transfer of Locked-Up Securities by the Securityholder in violation of the provisions of this Agreement.

6. General Provisions. This Agreement, and the obligations of the Securityholder hereunder, may not be assigned or transferred in whole or in part by the Securityholder without the prior written consent of the Company. Subject to the foregoing, this Agreement and the rights and obligations hereunder shall be binding upon, and inure to the benefit of, the Securityholder and the Company and their respective heirs, successors and assigns. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts, without regard to conflicts of laws principles. This Agreement may not be amended or modified except by a written instrument duly executed by the parties hereto. The parties hereto hereby submit to the exclusive jurisdiction of the courts of the Commonwealth of Massachusetts or the Federal District Court for the District of Massachusetts over any action or proceeding arising out of or relating to this Agreement, and hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such courts.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties hereto have executed this Lock-Up and Leak-Out Agreement as an instrument under seal effective as of the date first above written.

CHINA MEDIA NETWORKS INTERNATIONAL, INC.

By:	/S/ BRIAN LESPERANCE
Name: Brian Lesperance Title: CEO

/S/ JOHN HALLAL
John Hallal